Exhibit T3A-14

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TRUMP INDIANA, INC.

The undersigned, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

FIRST: The name of the corporation (hereinafter called the “corporation”) is:

Trump Indiana, Inc.

SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Thousand Five Hundred (1,500), all of which are without par value. All such shares are of one class and are shares of Common Stock. The Corporation shall not be authorized to issue any non-voting capital stock to the extent prohibited by Section 1123(a)(6) of the Title 11 of the United States Code; provided, however, that the provisions of this paragraph shall have no further force or effect beyond that required by Section 1123 of the Bankruptcy Code.

FIFTH: The corporation is to have perpetual existence.

SIXTH: No Person may become the beneficial owner of five percent (5%) or more of any class or series of the corporation’s issued and outstanding capital stock unless such person agrees in writing to: (i) provide to the Indiana Gaming Commission (the “IGC”) information regarding such person, including without limitation thereto, information regarding other gaming-related activities of such person and financial statements, in such form, and with such updates, as may be required by the IGC; (ii) respond to written or oral questions that may be propounded by the IGC; and (iii) consent to the performance of any background investigation that may be required by the IGC, including without limitation thereto, an investigation of any criminal record of such person.

The corporation shall not issue any voting securities or other voting interests except in accordance with the provisions of the Indiana Riverboat Gambling Act and the rules promulgated thereunder. The issuance of any voting securities or other voting interests in violation thereof shall be void and such voting securities or other voting interests shall be deemed not to be issued and outstanding until one (1) of the following occurs:

1. The corporation shall cease to be subject to the jurisdiction of the IGC.

2. The IGC shall, by affirmative action, validate said issuance or waive any defect in issuance.

No voting securities or other voting interests issued by the corporation and no interest, claim, or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Indiana Riverboat Gambling Act and rules promulgated thereunder. Any transfer in violation thereof shall be void until one (1) of the following occurs:

1. The corporation shall cease to be subject to the jurisdiction of the IGC.

2. The IGC shall, by affirmative action, validate said transfer or waive any defect in said transfer.

If the IGC at any time determines that a holder of voting securities or other voting interests of the corporation shall be denied the application for transfer, then the issuer of such voting securities or other voting interests may, within thirty (30) days after the denial, purchase such voting securities or other voting interests of such denied applicant at the lesser of:

1. the market price of the ownership interest; or

2. the price at which the applicant purchased the ownership interest;

unless such voting securities or other voting interests are transferred to a suitable person (as determined by the IGC) within thirty (30) days after the denial of the application for transfer of ownership.

Until such voting securities or other voting interests are owned by persons found by the IGC to be suitable to own them, the following restrictions must be followed:

1. The corporation shall not be required or permitted to pay any dividend or interest with regard to the voting securities or other voting interests.

2. The holder of such voting securities or other voting interests shall not be entitled to vote on any matter as the holder of the voting securities or other voting interests, and such voting securities or other voting interests shall not for any purposes be included in the voting securities or other voting interests of the corporation entitled to vote.

3. The corporation shall not pay any remuneration in any form to the holder of the voting securities or other voting interests as provided in this Article SIXTH.

SEVENTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this Amended and Restated Certificate of Incorporation.

3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of this Amended and Restated Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

EIGHTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

NINTH: The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

TENTH: From time to time any of the provisions of this Amended and Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this Amended and Restated Certificate of Incorporation are granted subject to the provisions of this Article TENTH.

Signed on                     , 2005.

TRUMP INDIANA, INC.

By:
Name:
Its:

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